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                               LOEB & LOEB LLP                     LOS ANGELES
                       A LIMITED LIABILITY PARTNERSHIP                NEW YORK
                     INCLUDING PROFESSIONAL CORPORATIONS             NASHVILLE
                               ATTORNEYS AT LAW               WASHINGTON, D.C.
                     1000 WILSHIRE BOULEVARD . SUITE 1800                 ROME
                      LOS ANGELES, CALIFORNIA 90017-2475
               TELEPHONE: 213-688-3400 . FACSIMILE: 213-688-3460


WRITER'S DIRECT DIAL NUMBER

213-688-3698
email: dficksman@loeb.com

                                  May 13, 1998


iMall, Inc.
4400 Coldwater Canyon Boulevard, Suite 200
Studio City, California  91604

     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We are counsel to iMall, Inc., a Nevada corporation (the "Company"), and have assisted in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement of the Company on Form S-8 (the "Registration Statement") covering 1,000,000 shares (the "Shares") of the common stock of the Company issuable pursuant to the exercise of options issued under the Company's 1997 Stock Option Plan.

     We have examined the proceedings heretofore taken and am familiar with the procedures proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.

     It is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement will be, when sold and paid for pursuant to the terms of the Plan, validly issued, fully paid for and non-assessable.

     We hereby consent to the use of our opinion as an exhibit to the Registration Statement.

                                    Sincerely,

                                    /s/ David L. Ficksman

                                    David L. Ficksman
                                    of Loeb & Loeb LLP



                                  Exhibit 5.1

                                      19